2001 Ross Avenue, Suite 1800            1177 Avenue of the Americas
Dallas, TX 75201-2997                   New York, NY 10036
Telephone 214 754 7900                  Telephone 212 596 7000
Facsimile 214 754 7929                  Facsimile 212 596 8959

1201 Louisiana, Suite 2900              400 South Hope Street
Houston, TX 77002-5678                  Los Angeles, CA 90071-2889
Telephone 713 654 4100                  Telephone 213 236 3000
Facsimile 713 750 6000                  Facsimile 213 452 7910


BTS LLC
A subsidiary of Price Waterhouse LLP


June 17, 1997

Sun Television and Appliances, Inc.         Sun Television and Appliances, Inc.
c/o Mr. Paul Bauer                          c/o Mr. Brady Churches
182 Roxbury Park                            1677 Taylor Corner Circle
East Amherst, NY 14501                      Blacklick, OH 43004

Sun Television and Appliances, Inc.
c/o Mr. Thomas Epstein
229 Upper Mountain Ave.
Upper Montclair, NJ 07043


To the Executive Committee of the Board of Directors:

This letter will amend paragraph VI of the Agreement between Sun Television and Appliances, Inc. ("SNTV" or the "Company") and BTS, LLC ("BTS"), a subsidiary of Price Waterhouse LLP, as set forth in a letter agreement dated February 11, 1997 (the "Agreement").

From and after June 17, 1997, BTS will endeavor not to bill the Company for time expended by BTS employees (other than R. Carter Pate) in the day-to-day operation of the Company's business in an aggregate amount in excess of $10,000 per week, plus their reasonable out-of-pocket (including out-of-town living) expenses. However, the Company will pay BTS for time expended by such employees in connection with the day-to-day operation of the Company's business in an aggregate amount not to exceed $12,000, plus their reasonable out-of-pocket (including out-of-town living) expenses.

In addition, the Company will pay BTS for time expended by BTS employees (other than R. Carter Pate) and outside consultants engaged by BTS at standard hourly rates on special projects that have received prior written approval from the Company's Board of Directors ("Special Projects"), including the current Special Projects involving the proposed 10 Store expansion and the solicitation and closing of new financing arrangements.

Mr. Pate will continue to be compensated for his services at the hourly rate of $350 as provided in paragraph IX of the Agreement.

Sincerely,

BTS, LLC
a Subsidiary of Price Waterhouse LLP


By: /s/ R. Carter Pate
    -----------------------------------
    R. Carter Pate (not individually)


SUN TELEVISION AND APPLIANCES, INC.


By: /s/ Paul D. Bauer
    -----------------------------------

Its: Director
     ----------------------------------

Date: 7/7/97
      ---------------------------------